As filed with the Securities and Exchange Commission on May 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAYSAFE LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Paysafe Limited

2 Gresham Street

London, United Kingdom EC2V 7AD

(Address of Principal Executive Offices) (Zip Code)

Paysafe Limited 2021 Omnibus Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott Levi, Esq.

Guy Potel, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

(212) 819-82000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Paysafe Limited, an exempted limited Company incorporated under the laws of Bermuda (the “Company”), for the purpose of registering additional common shares, par value $0.012 per share, of the Company (the “Common Shares”) under the Company’s 2021 Omnibus Incentive Plan (the “Omnibus Plan”).

The number of Common Shares available for issuance under the Omnibus Plan is subject to an automatic annual increase (the “Evergreen Provision”) on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the least of (x) 5,290,377 Common Shares (reflecting a 1-for-12 reverse stock split completed in 2022), (y) 7.5% of the total number of Common Shares outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of Common Shares as determined by the board of directors. Pursuant to the Evergreen Provision, the number of Common Shares available for issuance under the Omnibus Plan was increased by 4,628,958 effective January 1, 2024. This Registration Statement registers the 4,628,958 additional shares available for issuance under the Omnibus Plan as a result of the Evergreen Provision.

Pursuant to Instruction E of Form S-8, the contents of the Company’s prior registration statement on Form S-8 registering shares of the Common Shares under the Omnibus Plan (File No. 333-256692) is hereby incorporated by reference herein, and the information required by Part II of Form S-8 is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Omnibus Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) Annual Report on Form 20-F of the Registrant for the year ended December 31, 2023, filed with the Commission on March 20, 2024 which contains the Registrant’s audited financial statements for the latest fiscal year for which such financial statements have been filed; and

(b) The description of Common Shares contained in the Registration Statement on Form 8-A12B, filed with the Commission on March 30, 2021, including all other amendments and reports filed for the purpose of updating such description (namely, Exhibit 2.3 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2023).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K furnished by the Company to the SEC (except for any information deemed furnished to, rather than filed with, the Commission), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Memorandum of Association of Paysafe Limited (incorporated by reference to Exhibit 3.1 to the Form F-4 filed on December 21, 2020 (file no. 333-251552)).

4.2	Second Amended Bye-Laws of Paysafe Limited (incorporated by reference to Exhibit 99.2 to the Form 6-K filed on December 12, 2022 (file no 001-40302).

4.3	Paysafe Limited 2021 Omnibus Incentive Plan (incorporated by reference to Annex E to the Form F-4 filed on December 21, 2021 (file no. 333-251552)).

5.1*	Opinion of Wakefield Quin Limited.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Wakefield Quin Limited (included as part of Exhibit 5.1).

24.1*	Powers of Attorney (included in the signature pages to this Registration Statement).
107*	Calculation of Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, United States, on May 14, 2024.

PAYSAFE LIMITED

By:	/s/ Bruce Lowthers
	Name:	Bruce Lowthers
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Bruce Lowthers, Alex Gersh and Elliott Wiseman, and each of them, as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Bruce Lowthers	Chief Executive Officer, Director	May 14, 2024
Bruce Lowthers	(principal executive officer)

/s/ Alexander Gersh	Chief Financial Officer	May 14, 2024
Alexander Gersh	(principal financial officer)

/s/ Nicole Nahlous	Chief Accounting Officer	May 14, 2024
Nicole Nahlous	(principal accounting officer)

/s/ Daniel Henson	Chairman of the Board of Directors	May 14, 2024
Daniel Henson

/s/ Mark Brooker	Director	May 14, 2024
Mark Brooker

/s/ Matthew Bryant	Director	May 14, 2024
Matthew Bryant

/s/ Anthony Jabbour	Director	May 14, 2024
Anthony Jabbour

/s/ Dagmar Kollmann	Director	May 14, 2024
Dagmar Kollmann

/s/ Jonathan Murphy	Director	May 14, 2024
Jonathan Murphy

/s/ Eli Nagler	Director	May 14, 2024
Eli Nagler

/s/ Peter Rutland	Director	May 14, 2024
Peter Rutland

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Paysafe Limited, has signed this registration statement in the City of New York, State of New York, on May 14, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.